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                                                                     EXHIBIT 8.2


                                                  October ___, 2000


Ford Credit Auto Receivables Two L.P.
One American Road
Dearborn, Michigan 48126


         Re:      Ford Credit Auto Receivables Two L.P.
                  Registration Statement No. 333-39544 on Form S-1
                    (the "Registration Statement")

Ladies and Gentlemen:

                  The undersigned, H. D. Smith, Secretary and Corporate Counsel of Ford Motor Credit Company ("Ford Credit") has acted as counsel to Ford Credit Auto Receivables Two L.P., as Seller (the "Seller") in connection with the Registration Statement, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by Ford Credit Auto Owner Trust 2000-F (the "Trust") to be formed pursuant to an Owner Trust Agreement ("Owner Trust Agreement") to be entered into among the Seller and the Owner Trustees designated therein of Asset Backed Securities consisting of Class A Notes and Class B Notes (together, the "Notes") and Class C Certificates and Class D Certificates (together, the "Certificates"). The Notes are to be issued pursuant to a Trust Indenture to be entered into between the Trust and the Indenture Trustee designated therein and the Certificates are to be issued pursuant to the Owner Trust Agreement.

                  I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America and the State of Michigan.

                  I hereby confirm that the statements set forth in the Prospectus forming a part of the Registration Statement under the caption "State Tax Matters" as they relate to Michigan state tax matters accurately describe the material Michigan state tax consequences to holders of the Notes.

                  I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "State Tax Matters" in the Prospectus included in the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission issued thereunder.

                                                  Very truly yours,

                                                  /s/  H.D. Smith